UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 01, 2012

BLACKWATER MIDSTREAM CORP.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-51403 (Commission File Number)	26-2590455 (IRS Employer Identification No.)

660 LaBauve Drive Westwego, LA (Address of Principal Executive Offices)	70094 (Zip Code)

(504) 340-3000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to Vote of Security Holders

On October 1, 2012, Blackwater Midstream Corp., a Nevada corporation (the “Company”), held its 2012 Annual Shareholders’ Meeting.

The stockholders of Company voted:

1.	To elect the following five members of the Board of Directors: Michael D. Suder Philip Oliver Tracy Herbert N. Whitney William Gore William Weidner, III

2.	To ratify the appointment of MaloneBailey, LLP as the independent auditors of the Company for the fiscal year ending March 31, 2013.

3.
To approve the Agreement and Plan of Merger (the “Merger Agreement”) among Blackwater Midstream Holdings LLC, a Delaware limited liability company (the “Parent”), Blackwater Acquisition Sub, Inc., a Nevada close corporation managed by its stockholders and a direct wholly-owned subsidiary of Parent (the “Merger Sub”), and the Company, dated June 29, 2012.

4.	To adjourn the meeting, if necessary, to seek additional proxies in favor of the proposal to approve the Merger Agreement.

Votes were cast as follows:

Results of vote* for Members of the Board of Directors

Directors	For	Against	Withheld
Michael D. Suder	40,413,868		1,308,140
Herbert N. Whitney	40,474,398		1,247,610
Philip Oliver Tracy	40,474,398		1,247,610
William Gore	40,474,398		1,247,610
William D. Weidner, III	40,474,398		1,247,610

* Broker Non-Votes = 5,272,299

Results of vote to ratify the appointment of MaloneBailey, LLP as the independent auditors of the Company

For	Against	Abstained
45,699,107	12,506	1,282,694

*As this is a routine vote, brokers can vote shares without direction from the stockholder.

Results of vote to approve the Merger Agreement

For	Against	Abstained	Broker Non-Votes
41,710,908	7,600	3,500	5,272,299

Results of vote for the adjournment of the annual meeting, if necessary

For	Against	Abstained
44,547,960	18,832	2,427,515

* As this is a routine vote brokers can vote shares without direction of the stockholder

Schedule 14A (Information Required in Proxy Statement), file number 000-51403, filed with the Commission on August 22, 2012, is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKWATER MIDSTREAM CORP. a Nevada corporation

Dated: October 4, 2012	By:	/s/ Donald St. Pierre
Donald St. Pierre Chief Financial Officer